                                                                    EXHIBIT 10.3

                           LICENSE OPTION AGREEMENT
                           ------------------------

         This License Option Agreement (the "Agreement") is made as of the ____ day of August, 1997 by and between ALZA Corporation, a Delaware corporation ("ALZA"), and Crescendo Pharmaceuticals Corporation, a Delaware corporation ("Crescendo").


                                   BACKGROUND
                                   ----------

         A. Crescendo has been formed for the purpose of selecting and developing human pharmaceutical products, including products using ALZA Technology (as defined herein) and commercializing such products, most likely through licensing to ALZA.

         B. As of the date hereof, ALZA and Crescendo have entered into a Technology License Agreement and a Development Agreement.

         C. Crescendo desires to grant to ALZA an option to commercialize the products developed by Crescendo under the Development Agreement as set forth herein.

         Now, therefore, the parties agree as follows:

         1.   Definitions.
              -----------

              For purposes of this Agreement, the following terms shall have the meanings set forth below:

              1.1 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and at least 50% of the interests in profits in the case of a business entity other than a corporation.

              1.2 "Crescendo Product" shall mean an Identified Product, or another human pharmaceutical product which has been recommended by ALZA and accepted by Crescendo's independent Board of Directors for development as such under the Development Agreement.

              1.3 "Development Agreement" shall mean the Development Agreement dated as of the date hereof between ALZA and Crescendo.

              1.4 "Distribution" shall mean ALZA's distribution of all of the outstanding shares of Class A Common Stock of Crescendo to ALZA stockholders and debenture holders of record on August __, 1997.

              1.5 "FDA" shall mean the United States Food and Drug Administration or any successor agency whose clearance is necessary to market a Crescendo Product in the United States.

              1.6    "Identified Products" shall mean the following products:
OROS(R) oxybutynin, DUROS(TM) leuprolide, OROS(R) methylphenidate, IUTS progesterone, D-TRANS(TM) testosterone matrix, E-TRANS(TM) LHRH and E-TRANS(TM) (skin interface technology) insulin.

              1.7 "License Agreement" shall mean an exclusive license agreement for a particular Crescendo Product between ALZA and Crescendo, in the form of Exhibit A to this Agreement.

              1.8 "License Option" shall mean the option granted to ALZA pursuant to Section 2 of this Agreement.

              1.9    "Product Payments" shall have the meaning set forth in
Section 3.1 of the License Agreement.

              1.10 "Proprietary Rights" shall mean data, inventions, information, processes, know-how and trade secrets, and patents or patent applications claiming any of the foregoing, owned by, licensed to or controlled by a person and which such person has the right to license or sublicense. Proprietary Rights shall not include trademarks.

              1.11 "Purchase Option" shall mean that certain option contained in Crescendo's Restated Certificate of Incorporation pursuant to which ALZA has the right to purchase all of the outstanding shares of Crescendo Class A Common Stock.

              1.12 "Technology License Agreement" shall mean the Technology License Agreement dated as of the date hereof between ALZA and Crescendo.

         2.   License Option.
              --------------

              2.1    Grant of License Option.  On the terms and subject to the
                     -----------------------
conditions of this Agreement, Crescendo hereby grants to ALZA an option to obtain an exclusive license with respect to each Crescendo Product, exercisable on a product-by-product and country-by-country basis as described in Section 2.2.

              2.2    Time for Exercise.
                     -----------------

                     (a) ALZA may exercise the License Option with respect to any Crescendo Product on a country-by-country basis at any time during the period beginning on the date hereof and ending (i) with respect to the United States, 30 days after clearance by the FDA to market such Crescendo Product in the United States, and (ii) with respect to any other country, 90 days after the earlier of (A) clearance by the appropriate regulatory agency to market such Crescendo Product in such country and (B) clearance by the FDA to market such Crescendo Product in the United States. Notwithstanding the foregoing, the License Option shall expire, to the extent not previously exercised, at the close of business on the 30th day after the expiration of the Purchase Option or, with respect to a particular Crescendo Product, upon exercise by ALZA of the global buy-out option for such Crescendo Product under the License Agreement for such Crescendo Product. In any case, ALZA must exercise the License Option for a particular Crescendo Product in a particular country prior to the first commercial sale of such product in such country by ALZA or any of its Affiliates, sublicensees, distributors or marketing partners.

                     (b) The License Option for any Crescendo Product in any country will expire if not exercised within the time periods described above. In addition, the License Option for any Crescendo Product will expire, with respect to all countries for which it has not yet been exercised, upon exercise by ALZA of the global buy-out option for such Crescendo Product under the License Agreement for such Crescendo Product.

                     (c) Crescendo will notify ALZA in writing within 10 business days of receipt of each clearance to market any Crescendo Product in any country.

              2.3    Manner of Exercise.  ALZA shall exercise its License
                     ------------------
Option by delivering to Crescendo, within the time period described in Section
2.2 above, a written notice of exercise specifying the Crescendo Product and the country or countries as to which the License Option is exercised. A License Agreement for such Crescendo Product shall be deemed to be effective in such country or countries as of the date of such notice of exercise, without the necessity of any additional action by the parties. For the convenience of the parties, however, ALZA shall, promptly after delivery of such notice, forward to Crescendo two executed copies of a License Agreement dated the effective date thereof and containing completed Attachments A and B. Crescendo shall execute both copies and return one to ALZA as soon as possible. Failure of either or both of the parties to execute such License Agreement shall not, however, affect the effectiveness of the license granted thereby. The parties shall enter into a separate License Agreement for each Crescendo Product as to which ALZA elects to exercise a License Option. For convenience, the parties shall amend Attachment B to a License Agreement to add a country or countries in cases where a License Option is being exercised for a Crescendo Product for which a License Option already has been exercised in another country or countries. Such amendment shall set forth the additional country or countries and the dates of exercise of the License Option for such countries.

              2.4    Development Assets.  If ALZA does not exercise the License
                     ------------------
Option for any Crescendo Product in any country prior to the expiration of such License Option or, if ALZA notifies Crescendo that it will not exercise the License Option for a Crescendo Product, ALZA shall make available to Crescendo for further development and commercialization activities at no charge, all clinical supplies, materials and other assets purchased, manufactured or developed for use in the development of such

Crescendo Product with respect to such country to the extent such assets will not be used under the Development Agreement.

         3.   No Conflict.
              -----------

              Crescendo agrees that no license, sale or other commercialization of any Crescendo Product has been or shall be made or offered to any person or entity on any basis that is or will be in conflict with this Agreement or any License Agreement.

         4.   Access To Information.
              ---------------------

              4.1    Information Available to ALZA.  Crescendo shall make
                     -----------------------------
available to ALZA, at all reasonable times, all available information relating to all Crescendo Products as to which the License Option remains exercisable so as to enable ALZA to determine whether and when to exercise its License Option.

              4.2    Consultation with ALZA.  Crescendo shall consult with ALZA
                     ----------------------
and inform ALZA on a continuing basis of the current state of development of all Crescendo Products as to which the License Option remains exercisable and will review from time to time with ALZA the progress towards completion of the Crescendo Products.

              4.3    Consultation with Crescendo.  In the event that the License
                     ---------------------------
Option with respect to one or more Crescendo Products in one or more countries expires unexercised, ALZA shall make available to Crescendo all information reasonably available to ALZA relating to such Crescendo Products and ALZA's previous contacts with potential sublicensees, distributors or marketing partners for such Crescendo Products in such countries.

         5.   Effective Date; Termination.
              ---------------------------

              5.1    Effective Date.  This Agreement shall become effective on
                     --------------
the date of the Distribution.

              5.2    Termination.  This Agreement shall terminate on the
                     -----------
earlier of (a) the date of expiration of the License Option for all of the Crescendo Products and (b) 30 days after expiration of the Purchase Option.

         6.   Miscellaneous.
              -------------

              6.1    Waiver, Remedies and Amendment.  Any waiver by either party
                     ------------------------------
hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

              6.2    Assignment.  Neither party may assign its rights and
                     ----------
obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that ALZA may assign such rights and obligations hereunder to an Affiliate of ALZA or any person or entity with which ALZA is merged or consolidated or which acquires all or substantially all of the assets of ALZA.

              6.3    Arbitration.
                     -----------

                     (a) All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the city of San Francisco, State of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 6.7 of this Agreement shall be valid and sufficient.

                     (b) In any arbitration pursuant to this Section 6.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Crescendo within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 6.3, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

              6.4    Counterparts.  This Agreement may be executed in any
                     ------------
number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

              6.5    Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts wholly to be performed in that state.

              6.6    Headings.  The section headings contained in this
                     --------
Agreement are included for convenience only and form no part of the Agreement between the parties.

              6.7    Notices.  Notices required under this Agreement shall be in
                     -------
writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail and addressed as follows:

              If to ALZA:               ALZA Corporation
                                        950 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  Senior Vice President
                                                    and General Counsel

              If to Crescendo:          Crescendo Pharmaceuticals Corporation
                                        1454 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  President and Chief
                                                    Executive Officer

                     All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 6.7.

              6.8    Severability.  If any provision of this Agreement is held
                     ------------
by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

              6.9    Relationship of the Parties.  For purposes of this
                     ---------------------------
Agreement, Crescendo and ALZA shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Crescendo and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

              6.10   Survival.  The provisions of Sections 1, 2.4, 4.3, 6.1,
                     --------
6.3, 6.5, 6.7, 6.8, 6.9 and this Section 6.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    ALZA CORPORATION


                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------


                                    CRESCENDO PHARMACEUTICALS CORPORATION


                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------

                                    EXHIBIT A
                            FORM OF LICENSE AGREEMENT
                            -------------------------


         This License Agreement (the "Agreement") is made this ____ day of _______________ , _____, by and between ALZA Corporation, a Delaware corporation ("ALZA"), and Crescendo Pharmaceuticals Corporation ("Crescendo"), a Delaware corporation.

                                   BACKGROUND
                                   ----------

         A. Crescendo and ALZA have entered into a License Option Agreement and certain other agreements dated as of August __, 1997.

         B. Section 2 of the License Option Agreement provides for a license, the terms of which are to be set forth herein.

         Now, therefore, the parties agree as follows:

         1.   Definitions.
              -----------

              For purposes of this Agreement, the following terms shall have the meanings set forth below:

              1.1 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and at least 50% of the interests in profits in the case of a business entity other than a corporation.

              1.2 "Development Agreement" shall mean the Development Agreement between ALZA and Crescendo dated as of August __, 1997.

              1.3 "Development Cost(s)" shall mean the cost of activities undertaken pursuant to the Development Agreement with respect to the Licensed Product, determined in accordance with Exhibit A thereto.

              1.4 "Infringing Product" shall mean any product sold by a third party, other than pursuant to an agreement with ALZA, (i) which incorporates the same therapeutic agent or agents as incorporated in the Licensed Product and
(ii) in the case of a Licensed Product using an ALZA drug delivery system, which incorporates a delivery system substantially similar to that incorporated in the Licensed Product, and

(iii) which infringes or is alleged to infringe any patent or patents owned by, licensed to or controlled by ALZA.

              1.5 "License Option Agreement" shall mean the License Option Agreement between ALZA and Crescendo dated as of August __, 1997.

              1.6 "Licensed Product" shall mean the product listed on Exhibit A hereto.

              1.7 "Major Market Country" shall mean any of the following countries: the United States, France, Germany, Italy, Japan or the United Kingdom.

              1.8 "Net Sales" shall mean the total amount invoiced in United States dollars (or converted thereto in accordance with Section 5.2 hereof) on sales of a Licensed Product by ALZA (or its Affiliates) or any ALZA sublicensee, distributor or marketing partner (or its Affiliates) to unrelated third parties such as wholesalers, hospitals and others, in bona fide arm's-length transactions, less the following deductions, in each case related specifically to the Licensed Product and actually allowed and taken and not otherwise recovered by or reimbursed to ALZA (or its Affiliates) or such sublicensee, distributor or marketing partner (or its Affiliates): (i) trade, cash and quantity discounts; (ii) taxes on sales (such as sales or use taxes) to the extent added to the sales price and set forth separately as such in the total amount invoiced; (iii) freight, insurance and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount invoiced; and (iv) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions, chargebacks or rebates under government programs. Net Sales shall also include the fair market value of all other consideration received (a) by ALZA (or its Affiliates) with respect to sales by them of the Licensed Product to unrelated third parties from persons other than sublicensees, distributors or marketing partners (or their Affiliates) or (b) by any ALZA sublicensee, distributor or marketing partner (or its Affiliates) with respect to their sales of the Licensed Product to unrelated third parties, in each case whether such consideration is in cash, payment in kind, exchange or other form.

              1.9 "Territory" shall mean the country or countries listed on Exhibit B hereto, as amended from time to time by the parties in connection with the exercise by ALZA of its option for additional countries under the License Option Agreement or the surrender by ALZA of its rights to commercialize the Licensed Product in any country or countries.

         2.   Grant of License.
              ----------------

              2.1    Grant.  Crescendo hereby grants to ALZA an exclusive,
                     -----
perpetual license, with the right to sublicense, to develop, make, have made and use the Licensed Product and to sell and have sold the Licensed Product in the Territory. ALZA agrees to use diligent efforts to conduct or have conducted any remaining activities necessary to complete the development of the Licensed Product in the Territory through regulatory clearance to market the Licensed Product in the Territory. Such activities will be undertaken at no cost to Crescendo, unless Crescendo agrees otherwise in writing. Promptly after regulatory clearance, ALZA shall commence and continue to use diligent efforts to commercialize the Licensed Product in each Major Market Country of the Territory through the manufacture and sale or the sublicensing of the Licensed Product, devoting to the Licensed Product the same resources as other pharmaceutical companies of similar size devote to products with similar market potential and with similar relative importance to their product portfolios. ALZA may use reasonable business discretion in the allocation of its technological and monetary resources in performing its obligations hereunder, taking into account not only the Licensed Product but also activities for its own account and its obligations under its other agreements with third parties. Crescendo acknowledges that ALZA will continue to own and have the right to use any clinical supplies, materials and other assets purchased, manufactured or developed for use in the development of such Licensed Product, without any additional payment to or reimbursement of Crescendo.

              2.2    No Other Commercialization.  ALZA shall not commercialize
                     --------------------------
the Licensed Product in any country except pursuant to this Agreement.

         3.   Product Payments.
              ----------------

              3.1    Payments.
                     --------

                     (a) In consideration of the grant of the license, ALZA shall make payments to Crescendo ("Product Payments") with respect to the Licensed Product as follows: 1% of Net Sales of the Licensed Product in the Territory, plus an additional 0.1% of such Net Sales for each full $1 million of Development Costs of the Licensed Product paid by Crescendo. Notwithstanding the foregoing, Product Payments for any quarter will not exceed 2.5% of Net Sales, on a quarterly basis, in the Territory for the first four calendar quarters during which the Licensed Product is commercially sold in the first Major Market Country, and 3% of Net Sales, on a quarterly basis, for each of the following eight completed calendar quarters.

                     (b) In determining Product Payments, Development Costs shall be determined as of the last day of each calendar quarter, in order to determine the rates payable with respect to Net Sales for the next calendar quarter for all countries included in the Territory as of the first day of such next calendar quarter, and for any country added to the Territory during such next calendar quarter.

                     (c) In determining Product Payments, Net Sales by ALZA shall be reduced by the dollar amount of any license or similar payments made by or due from ALZA or its Affiliates to third parties with respect to sales of such Licensed Product in the Territory. If license or similar payments are made to third parties with respect to sales of both the Licensed Product in the Territory and to sales of other products, ALZA shall allocate such payments, if necessary, in a commercially reasonable manner.

              3.2    Term of Payments.  The obligation to make Product Payments
                     ----------------
hereunder shall continue until 15 years after the date of the first commercial sale of the Licensed Product in any Major Market Country, and shall terminate as to all countries at the end of such 15-year period.

              3.3    Buy-Out of Payments.
                     -------------------

                     (a) ALZA shall have the option, in its discretion, at any time after the end of the twelfth calendar quarter during which the Licensed Product was commercially sold in any country, to buy out its remaining obligations to make Product Payments with respect to Net Sales of such Licensed Product in such country. The buy-out price shall be an amount equal to 15 times the Product Payments made by or due from ALZA to Crescendo with respect to Net Sales of such Licensed Product in such country for the four calendar quarters immediately preceding the quarter in which the buy-out option is exercised, plus 15 times such additional Product Payments as would have been made but for the 2.5% and 3% limits set forth in Section 3.1 on Product Payments for such period.

                     (b) ALZA shall have the option, in its discretion, at any time after the end of the twelfth calendar quarter during which the Licensed Product was commercially sold in either the United States or two other Major Market Countries, to buy out its remaining obligations to make Product Payments with respect to Net Sales of such Licensed Product in the Territory. The buy-out price shall be an amount equal to (i) 20 times (A) the Product Payments made by or due from ALZA to Crescendo for such Licensed Product in the Territory, plus
(B) such payments as would have been made by or due from ALZA to Crescendo if ALZA had not exercised any country-specific buy-out option with respect to Net Sales of such Licensed Product, plus (C) such additional Product Payments as would have been made but for the 2.5% and 3% limits set forth in Section 3.1 on Product Payments for such period, in each case, for the four calendar quarters immediately preceding the quarter in which the buy-out option is exercised, less (ii) any amounts previously paid to exercise any country-specific buy-out option with respect to Net Sales of such Licensed Product.

         4.   Accounting.
              ----------

              4.1    Reports.  Within 90 days after the end of each calendar
                     -------
quarter for which Product Payments are due, ALZA shall render an accounting to Crescendo, on a country-by-country basis, with respect to all Product Payments due for such quarter. Such report shall indicate, for such quarter, the quantity and dollar amount of Net Sales of the Licensed Product by ALZA and its Affiliates, sublicensees, distributors and marketing partners (and their Affiliates), or other consideration with respect to Net Sales, with respect to which payments are due; provided, however, that if ALZA shall not have received from any sublicensee, distributor or marketing partner a report of its (and its Affiliates') sales for such quarter, then such sales shall be included in the next quarterly report. In case no Product Payments are due for any calendar quarter, ALZA shall so report.

              4.2    Records; Review by Accountants.  ALZA shall keep and
                     ------------------------------
maintain, in accordance with generally accepted accounting principles, proper and complete records and books of account documenting all amounts paid or payable by ALZA to Crescendo. Crescendo shall have the right, once in each calendar year during regular business hours and upon reasonable notice to ALZA, at Crescendo's expense, to examine or have examined by a certified public accountant or similar person, such of the records of ALZA as may be necessary to verify the accuracy of the reports and payments made under this Agreement. Such examination shall take place not later than two years following the year in question, and only one examination may take place with respect to any period as to which such books and records are examined. ALZA shall obtain, for itself and for Crescendo, similar reasonable rights to audit information pertaining to Net Sales from each party appointed to commercialize any product as to which payments are due to Crescendo hereunder.

         5.   Times and Currencies Of Payments.
              --------------------------------

              5.1    Payments.  Payments shown by each calendar quarter report
                     --------
to have accrued shall be due and payable on the date such report is due and shall be paid in United States dollars. Any and all taxes due or payable on such payments or with respect to the remittance thereof shall be deducted from such payments and shall be paid by ALZA to the proper taxing authorities, and proof of payment shall be secured and sent to Crescendo as evidence of such payment. The rate of exchange to be used in computing the amount of the United States dollars due to Crescendo in satisfaction of payment obligations with respect to sales in foreign countries shall be calculated by converting the amount due in such foreign currency into United States dollars at the rate for the purchase of United States dollars with such currency as published in The Wall Street Journal on the last business day of the calendar quarter for which payment is being made.

              5.2    Certain Foreign Payments.  If governmental regulations
                     ------------------------
prevent remittance from any foreign country of any amounts due under Section 3.1 in respect of that country, ALZA shall so notify Crescendo in writing, and the obligation under this Agreement to make payments with respect to sales in that country shall be suspended (but the amounts due but not paid shall continue to accrue) until such remittances are possible. Crescendo shall have the right, upon written notice to ALZA, to receive payment in any such country in the local currency.

              5.3    Late Payments.  Any payments due hereunder that are not
                     -------------
made when due shall bear interest at the lesser of 10% per annum or the maximum rate as may be allowed by law, beginning on the date when Crescendo has notified ALZA that such payments are overdue.

         6.   Patent Infringement.
              -------------------

              6.1    Notice.  Each party shall promptly notify the other party
                     ------
of use or sale by a third party of an Infringing Product.

              6.2    Legal Action.  If a third party manufactures or sells an
                     ------------
Infringing Product, ALZA may, at its own expense, bring legal action to restrain such infringement and for damages. Any recoveries resulting from any such action shall be first applied to reimburse ALZA for its expenses (including reasonable attorneys' fees) incurred in bringing the action. Crescendo will be entitled to a share of the remaining recoveries in the same percentage as the percentage of Net Sales as to which Product Payments are due to Crescendo during the period of the infringement or alleged infringement. If (a) ALZA fails to take the necessary steps to restrain such infringement or alleged infringement by litigation or otherwise within 90 days after either party's notice described in
Section 6.1, (b) if the infringement or alleged infringement occurs during a period for which Crescendo is entitled to receive Product Payments hereunder, and (c) if over a period of at least two calendar quarters such Infringing Product achieves an annualized unit sales volume in the country of infringement equal to 25% of the annualized unit sales volume of the Licensed Product sold by ALZA and its Affiliates, sublicensees, distributors and marketing partners (and their Affiliates) in such country during such year, then Crescendo may institute, in its own name, at its own expense and with the right to all recoveries, such litigation or other appropriate action as it may deem appropriate to restrain such infringement, provided that Crescendo has first given to ALZA 60 days advance notice of its intention to take such action, and provided further, that ALZA has not itself taken appropriate action during such 60 day period.

              6.3    Cooperation.  If either party desires to bring an action in
                     -----------
accordance with Section 6.2, the other party agrees to cooperate fully with the party bringing such action in the pursuit thereof, at the expense of the party bringing such action and to the extent reasonably requested by such party. If the third party in any such action brought by Crescendo brings a counteraction for invalidation or misuse of a patent covering the Licensed Product, Crescendo promptly shall notify ALZA and ALZA may, within six months of the notification, join and participate in such action at its own expense.

              6.4    Settlement.  Each party agrees not to settle any action it
                     ----------
brings in a manner that would adversely affect the other party without the other party's prior written approval.

         7.   Effective Date and Term.
              -----------------------

              7.1    Effective Date and Term. This Agreement will become
                     -----------------------
effective in accordance with Section 2.3 of the License Option Agreement and, unless terminated in accordance with any of the provisions hereof, shall remain in full force and effect thereafter.

         8.   Indemnification.
              ---------------

              8.1    Indemnity.  ALZA shall indemnify, defend and hold Crescendo
                     ---------
(and its Affiliates) harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments incurred by or rendered against Crescendo and its Affiliates, which arise out of the use, design, labeling or manufacture, processing, packaging, sale or commercialization of the Licensed Product by ALZA, its Affiliates, subcontractors, sublicensees, distributors and marketing partners (and their Affiliates). Crescendo shall permit ALZA's attorneys, at ALZA's discretion and cost, to control the defense of any claims or suits as to which Crescendo may be entitled to indemnification hereunder, and Crescendo agrees not to settle any such claims or suits without the prior written consent of ALZA. Crescendo shall have the right to participate, at its own expense, in the defense of any such claim or demand to the extent it so desires.

              8.2    Notice.  Crescendo shall give ALZA prompt notice in
                     ------
writing, in the manner set forth in Section 11.7 below, of any claim or demand made against Crescendo for which Crescendo may be entitled to indemnification under Section 8.1.

         9.   Disclaimers.
              -----------

              CRESCENDO DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (A) THAT THE LICENSED PRODUCT OR ANY TECHNOLOGY INCORPORATED THEREIN, OR THE MANUFACTURE, USE OR SALE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL

USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (B) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE LICENSED PRODUCT OR ANY TECHNOLOGY INCORPORATED THEREIN OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF THE LICENSED PRODUCT. CRESCENDO DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

         10.  Termination.
              -----------

              10.1   Termination by Crescendo.  Crescendo may, in its
                     ------------------------
discretion, terminate this Agreement in the event that ALZA:

                     (a) breaches any of its material obligations hereunder and such breach continues for a period of 60 days after written notice thereof; or

                     (b) enters into any proceeding, whether voluntary or otherwise, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of ALZA's assets or any other proceedings under any law for the relief of creditors or makes an assignment for the benefit of its creditors.

              10.2   Termination by ALZA.  ALZA may terminate this Agreement
                     -------------------
with respect to one or more countries included in the Territory upon 30 days' prior written notice to Crescendo if ALZA elects for any reason to discontinue commercialization of the Licensed Product in such country.

              10.3   Consequences of Termination.  Termination of this
                     ---------------------------
Agreement for any reason in accordance with the terms hereof shall be without prejudice to:

                     (a) Crescendo's right to receive all payments accrued under Section 3 prior to the effective date of such termination; and

                     (b) any other remedies which either party may then or thereafter have hereunder or otherwise. If this Agreement terminates pursuant to this Section 10, ALZA shall immediately discontinue any promotion and sales of the Licensed Product. Notwithstanding the foregoing, in the event of any termination under this Section 10, ALZA may sell its inventory in stock on the date of termination for a period of up to six months after the termination, and shall remit payments to Crescendo in respect thereto in accordance with this Agreement.

         11.  Miscellaneous.
              -------------

              11.1   Waiver, Remedies and Amendment.  Any waiver by either party
                     ------------------------------
hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

              11.2   Assignment.  Neither party may assign its rights and
                     ----------
obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that ALZA may assign such rights and obligations hereunder to an Affiliate of ALZA or to any person or entity with which ALZA is merged or consolidated or which acquires all or substantially all of the assets of ALZA.

              11.3   Arbitration.
                     -----------

                     (a) All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the City of San Francisco, State of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 11.7 of this Agreement shall be valid and sufficient.

                     (b) In any arbitration pursuant to this Section 11.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Crescendo within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 11.3, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

              11.4   Counterparts.  This Agreement may be executed in any
                     ------------
number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

              11.5   Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts to be performed in that state.

              11.6   Headings.  The headings set forth at the beginning of the
                     --------
various sections of this Agreement are for convenience and form no part of the Agreement between the parties.

              11.7   Notices.  Notices required under this Agreement shall be in
                     -------
writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail, postage prepaid, and addressed as follows:

              If to ALZA:               ALZA Corporation
                                        950 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  Senior Vice President
                                                    and General Counsel

              If to Crescendo:          Crescendo Pharmaceuticals Corporation
                                        1454 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  President and Chief
                                                    Executive Officer

                     All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 11.7.

              11.8   Severability.  If any provision of this Agreement is held
                     ------------
by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

              11.9   Relationship of the Parties.  For all purposes of this
                     ---------------------------
Agreement, Crescendo and ALZA shall be deemed to be independent contractors and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Crescendo and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way to obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

              11.10  Survival.  The provisions of Sections 1, 4.2, 8, 9,
                     --------
10.3, 11.1, 11.3, 11.5, 11.6, 11.7, 11.8, 11.9, and this Section 11.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

              11.11  Force Majeure.  Neither party to this Agreement shall be
                     -------------
liable for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control including, without limitation, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                                    ALZA CORPORATION


                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------



                                    CRESCENDO PHARMACEUTICALS CORPORATION


                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------

                                  ATTACHMENT A


                                LICENSED PRODUCT

                                  ATTACHMENT B


                                    TERRITORY



DATE OF EXERCISE                                          COUNTRY
----------------                                          -------